UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 6, 2012

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 545-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 6, 2012, the Board of Directors (“Board”) of Nanometrics Incorporated (“Company”) adopted an amendment to the Bylaws of the Company to declassify the Board. The Board amended Article III, Section 3.4 of the Bylaws to eliminate the division of the Board members into three classes. As amended, the Bylaws provide that each director shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. As a result, all directors will stand for election at each annual meeting of stockholders.

To implement this change effective at the Company’s 2012 annual meeting of stockholders, all six directors who were not otherwise due to stand for election this year have agreed to forego their remaining terms so that the entire Board will stand for election at the 2012 annual meeting of stockholders.

The Board also adopted a majority voting policy, pursuant to which any nominee for director in an uncontested election who receives fewer “for” votes than “withhold” votes shall promptly tender his or her offer of resignation. The policy requires the Nominating and Governance Committee to consider and recommend to the Board the action to be taken with respect to such offer of resignation, and requires the Board to consider and act on the Committee’s recommendation within 90 days after certification of the stockholder vote.

The description of the Bylaws, as amended, set forth above is qualified in its entirety by reference to the full and complete Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

The full text of the Company’s Majority Vote of Directors Policy is available on the Investor section of the Company’s website – www.nanometrics.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Bylaws of Nanometrics Incorporated, effective April 6, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2012	NANOMETRICS INCORPORATED

/s/ Ronald W. Kisling
Ronald W. Kisling Chief Financial Officer Duly Authorized Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Bylaws of Nanometrics Incorporated, effective April 6, 2012